UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2005

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32314	56-2451736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On July 19, 2005, the registrant and the State of California (the “State”), acting through its Director of General Services, entered into a sublease dated June 23, 2005 (the “Sublease”) for the fourth floor of the building located at 3347 Michelson Drive, Irvine, California. The term of the Sublease is a period of approximately sixty-seven months, commencing on the date that the subleased premises are delivered to the registrant and ending on February 28, 2011. Pursuant to the Sublease, the State agreed to use commercially reasonable efforts to deliver the subleased premises on August 1, 2005. The Sublease term is coterminous with the term of the master lease (the “Master Lease”), dated as of July 10, 1998, by and between the State and Maguire Properties – Park Place, LLC, as successor in interest to Jamboree LLC. If the Master Lease is terminated, the Sublease will be terminated at the same time. Under the Sublease, the State agreed not to voluntarily terminate the Master Lease unless the State exercises its termination rights provided for under the Master Lease. The State must deliver to the registrant written notice of such termination of the Master Lease and the corresponding termination of the Sublease at least sixty days prior to the date on which such termination shall become effective. The Sublease is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Sublease, dated as of June 23, 2005, between New Century Financial Corporation and the State of California, acting by and through its Director of General Services.

[Signature Page Follows.]

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

July 21, 2005	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Sublease, dated as of June 23, 2005, between New Century Financial Corporation and the State of California, acting by and through its Director of General Services.